UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 23, 2022
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On August 23, 2022, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to report several key milestones in relation to its subsidiary, Finger Motion Financial Company Limited’s big data analytics arm branded “Sapientus”.

Over the past year, we have deepened the Company’s determined commitment toward working with partners in elucidating consumer insights via big data algorithm and applying behavioral analytics to the fintech sector in sparking new innovations & commercial applications. The following updates capture the most recent accomplishments and milestones:

●	Strengthening partnership network - The Company has signed a new agreement to advance to the next phase of collaboration with Pacific Life Re in Asia.

●	Upgrade of analytic engine - As part of its ongoing model development effort, the Company has enriched its algorithms with more elaborative auxiliary data, which, in conjunction with its existing information system and records, will lend transformational support and capabilities to its analytics, empowering more precise and robust results that are suited for commercial applications. The collaborative research studies with leading industry partners have enhanced and validated the Company’s analytic framework and insurance risk rating services platform, which is now ready for deployment to the wide insurance and financial services industry.

●	API rollout for market adoption - The Company’s risk rating services platform is built on an application programming interface (API) structure that is integrated with its partners’ core systems, linked to an underlying data repertoire and analytic framework that facilitates real-time rating feedback to insurance companies. Regular API upgrades and enhancements enable greater flexibility in tightening service integration and broadening commercial opportunities with the Company’s partners.

●	Official patent recognition - Over the past two years, Sapientus has been granted seven patents by the National Copyright Administration of China (NCAC) for the abovementioned model algorithms and technological infrastructure as well as insurance-oriented applications, for example, Risk Rating API Design, Insurance Risk Assessment Platform and Insurance Fraud Detection System (two other applications are still pending approval). NCAC is the governing body for patent and copyright verification and approval in China. The Company’s successful applications for these patents validates Sapientus’ continuing innovation in data science and its application in the field of insurance, finance and beyond, demonstrating the Company’s active participation and contributions to the industry.

“Our risk rating API platform is the foundational end product built upon collaborative research conducted with our core partners over the course of the past year,” said Martin Shen, CEO of FingerMotion. “We look forward to leveraging this significant achievement and look to realize many more innovation possibilities across the commercialization spectrum.”

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated August 23, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: August 23, 2022	By:	/s/ Martin J. Shen
Martin J. Shen CEO